                                                                   Exhibit 99.E6

                                   AMENDMENT,
                            DATED FEBRUARY 25, 2000,
                                       TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

                                  AMENDMENT TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN

                                    EXHIBIT A

                              RYDEX VARIABLE TRUST
                              INVESTOR SERVICE FEE

RYDEX FUNDS

       Nova Fund
       Ursa Fund
       Precious Metals Fund
       OTC Fund
       Juno Fund
       LARGE-CAP EUROPE FUND
       LARGE-CAP JAPAN FUND
       TITAN 500 FUND
       TEMPEST 500 FUND
       VELOCITY 100 FUND
       VENTURE 100 FUND
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       INTERNET FUND
       UTILITIES FUND

       ADDITIONS and [DELETIONS] are noted in BOLD.

INVESTOR SERVICE FEE                             Twenty-five basis points (.25%)

CALCULATION OF FEE

       The investor service fee is based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.